Exhibit 3.54

AMENDED AND RESTATED TRUST AGREEMENT

OF

CSE CENTENNIAL VILLAGE

AMENDED AND RESTATED TRUST AGREEMENT
OF
CSE CENTENNIAL VILLAGE

          This AMENDED AND RESTATED TRUST AGREEMENT is made as of the 20th day of November, 2007, by and among CSE SLB LLC, a Delaware limited liability company, as Settlor, James J. Pieczynski, as Managing Trustee, The Corporation Trust Company, as Statutory Trustee and Jennifer A. Schwartz as Independent Trustee.

W I T N E S S E T H:

          WHEREAS, the Settlor, the Managing Trustee and the Statutory Trustee have previously entered into that certain Trust Agreement, dated as of June 14, 2006, whereby a statutory trust was established under and in accordance with the Delaware Statutory Trust Act for the purpose of engaging in any lawful act or activity for which statutory trusts may be organized under and in accordance with the provisions of the Delaware Statutory Trust Act; and

          WHEREAS, the Settlor, the Managing Trustee and the Statutory Trustee desire to amend and restate the terms of the Trust Agreement in its entirety on the terms indicated herein;

          NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, the Settlor, the Managing Trustee, the Statutory Trustee and the Independent Trustees agree as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

          Section 1.1      Definitions. Whenever used in this Agreement, unless the context otherwise requires, the terms defined below shall have the following meanings:

          (a)          Affiliate means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

          (b)          Agreement means this Amended and Restated Trust Agreement of CSE Centennial Village, together with all subsequent amendments and modifications.

          (c)          Basic Documents mean, collectively, this Agreement, the Loan Agreement, the Lease, the Purchase Agreement and all other documents and agreements executed or entered into by the Trust pursuant to or in connection with the foregoing.

          (d)          Beneficial Interest means the beneficial interest of the Beneficial Owners in the Trust.

          (e)          Beneficial Owner means the Initial Beneficiary and other owners of beneficial interests in the Trust as set forth on the books of the Trust, and “Beneficial Owners” shall mean all such owners collectively.

           (f)          Business Day means any day on which the principal office of CSE SLB LLC is open for business.

          (g)          Bylaws means the Bylaws referred to in Section 4.4, if adopted.

          (h)          Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

          (i)          Delaware Statutory Trust Act means Chapter 38 of Title 12 of the Delaware Code, Part V §§3801 et seq., as may be amended from time to time.

          (j)          Independent Trustee means individually Jennifer A. Schwartz, and her successors serving in the capacity as Independent Trustee under this Agreement.

          (k)          Initial Beneficiary means CSE SLB LLC, a Delaware limited liability company.

          (1)          Lease means the certain lease to be entered into by and among the Trust, as landlord, and the Lessee, as tenant, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

          (m)          Lessee means the lessee that is obligated on the Lease with the Trust.

          (n)          Lender means CSE Mortgage LLC, a Delaware limited liability company, as lender and/or agent, pursuant to the Loan Agreement, together with its successors and/or assigns.

          (o)          Loan Agreement means the certain loan agreement to be entered into by and among the Trust, as borrower, and Lender, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

          (p)          Managing Trustee means, initially, James J. Pieczynski, and his successors serving in the capacity as Managing Trustee under this Agreement.

          (q)          “Material Action” means to consolidate or merge the Trust with or into any Person, or sell all or substantially all of the assets of the Trust, or to institute proceedings to have the Trust be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or file a petition seeking, or consent to, reorganization or relief with respect to the Trust under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors of the Trust, or admit in writing the Trust inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Trust.

          (r)          Obligations mean the indebtedness, liabilities and obligations of the Trust under or in connection with the Basic Documents.

          (s)          Person includes individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, statutory trusts or other entities, and governments and agencies and political subdivisions thereof.

          (t)          Purchase Agreement means the certain real estate purchase agreement entered into by and among the Trust, as purchaser, and the owner of the Real Estate, as seller, pursuant to which the Trust acquired the Real Estate, as such agreement may be amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

          (u)          Real Estate means the real estate purchased by the Trust pursuant to the Purchase Agreement, and subsequently leased by the Trust to Lessee pursuant to the Lease.

          (v)          Securities means (i) any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness or ownership, (ii) in general, any instruments commonly known as securities, or (iii) any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe, in any of the foregoing,

          (w)          Settlor means CSE SLB LLC, a Delaware limited liability company.

          (x)          Statutory Trustee means The Corporation Trust Company, solely in the capacity as Statutory Trustee for the purpose of qualifying the Trust as a Delaware statutory trust under the Delaware Statutory Trust Act, and any successor Statutory Trustee hereunder.

          (y)          Trust means CSE Centennial Village, the statutory trust established and continued hereunder.

          (z)          Trust Agreement means that certain agreement previously entered into by the Settlor, the Managing Trustee and the Statutory Trustee, dated as of June 19, 2006 as amended by this Agreement.

          (aa)        Trustees means, as of any particular time, those Persons who serve and hold office as Managing Trustee, the Statutory Trustee or Independent Trustee hereunder at such time, whether they be the Trustees named herein or additional or successor Trustees. “Trustees” does not include the officers, representatives or agents of the Trust or the Settlor; provided; however, that nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives or agents of the Trust, the Settlor.

          (bb)        Trust Property means, as of any particular time, any and all property, real or personal or otherwise, tangible or intangible, transferred, conveyed, or paid to the Trust or to the Trustee as Trustee, and all rents, income, profits and gains therefrom, together with the proceeds from the sale or other disposition thereof, which at such time are owned or held by the Trust or the Trustee in his capacity as Trustee.

          Section 1.2      Construction. In this Agreement and in any amendment hereto, references to this Agreement and to “herein,” “hereof” and “hereunder” shall be deemed to refer to this Agreement as a whole as amended or modified. References to the masculine gender shall include the feminine and neuter genders. Words in the singular number include the plural and the plural number include the singular.

ARTICLE II
PURPOSE AND NATURE OF TRUST

          Section 2.1      Name. The Trust created and continued by this Agreement shall be known as the CSE Centennial Village. So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name. The name of the Trust may be changed at any time without the approval of the Beneficial Owners.

          Section 2.2      Declaration of Trust. The Managing Trustee hereby declares that he will hold and administer the Trust Property in trust in accordance with and subject to the terms and conditions set forth herein, for the use and benefit of the Beneficial Owners.

          Section 2.3      Purposes and Powers. The sole purpose of the Trust is to enter into the transactions contemplated in the Basic Documents, perform its Obligations and exercise its rights and remedies under the Basic Documents, to transact lawful business and exercise any power permitted to statutory trusts settled under the laws of the State of Delaware that is incident, related, necessary and appropriate to accomplish the foregoing and to do, perform and undertake such other activities as may be required in connection with the distribution of Trust Property and proceeds to Beneficial Owners.

          Subject to Section 2.4, the Trust, by or through the Settlor or the Trustees on behalf of the Trust, may enter into, perform and from time to time amend the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Settlor or the Trustees to enter into other agreements on behalf of the Trust.

          Section 2.4      Limitations on the Trust’s Activities.

          (a)        This Section 2.4 is being adopted in order to comply with certain provisions required in order to qualify the Trust as a “special purpose entity.”

           (b)        The Settlor shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the provisions of Articles I, II, IV, VII, VIII or Sections 3.5, 6.7, 8.3, 9.2 or 9.7 of this Agreement without the unanimous written consent of the Trustees other than the Statutory Trustee (but including all Independent Trustees). Subject to this Section 2.4, the Settlor reserves the right to amend, alter, change or repeal any provisions in this Agreement in accordance with Section 8.3.

          (c)           Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, the Settlor, the Trustees or any other Person, neither the Settlor nor the Trustees nor any Persons shall be authorized or empowered, nor shall they permit the Trust, without the prior unanimous written consent of the Settlor and the Trustees (including all Independent Trustees), to take any Material Action; provided, however, that the Trustees may not vote on or authorize the taking of any Material Action unless there are at least two Independent Trustees then serving in such capacity.

          (d)           The Trustees and the Settlor shall cause the Trust to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. So long as any Obligation is outstanding, and except as contemplated by the Basic Documents, the Trustees also shall cause the Trust to:

(i)
maintain its own separate books and records, bank accounts, resolutions and agreements, except to the extent that such entity is treated as a disregarded entity for tax purposes or is otherwise required to file consolidated tax returns by law, and, if part of a consolidated group, is shown as a separate member of such group;

(ii)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Settlor and any other Person;

(iii)
file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns, or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(iv)	hold its assets in its own name and not commingle its assets with the assets of any other Person or participate in any cash management system with any other Person;

(v)
conduct its business, hold itself out and identify itself in its own name and not as a division or part of any other Person and strictly comply with all organizational formalities to maintain its separate existence;

(vi)
maintain separate financial statements, accounting records and entity documents, except to the extent that such entity is treated as a disregarded entity for tax purposes or is otherwise required to file consolidated tax returns by law, and, if part of a consolidated group, is shown as a separate member of such group;

(vii)	pay its own debts, expenses and liabilities only out of its own funds as the same become due and maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(viii)	maintain an arm’s length relationship with its Affiliates and the Settlor;

(ix)	pay the salaries of its own employees, if any;

(x)	allocate fairly and reasonably any overhead, including, without limitation, for shared office space and services performed by an employee of an Affiliate;

(xi)	use stationery, invoices and checks that are separate from those used by any other Person;

(xii)	maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xiii)	correct any known misunderstanding regarding its separate identity;

(xiv)	remain solvent and maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xv)	cause its Trustees to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware statutory trust formalities; and

(xvi)	cause the Trustees, agents and other representatives of the Trust to act at all times with respect to the Trust consistently and in furtherance of the foregoing and in the best interests of the Trust.

          Failure of the Trust, or the Settlor or the Trustees on behalf of the Trust, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Trust as a separate legal entity or the limited liability of the Settlor or the Trustees.

           (e)        So long as any Obligation is outstanding, and except as contemplated by the Basic Documents, the Trustees and the Settlor shall not and neither the Trustees nor the Settlor shall cause or permit the Trust to:

(i)	pledge its assets for the benefit of any other Person or make loans or advances to any other Person;

(ii)	assume or guarantee any obligation of any Person, including any Affiliate;

(iii)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 2.3, the Basic Documents or this Section 2.4;

(iv)
make a general assignment for the benefit of creditors, voluntarily commence any proceeding or file any petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Trust or for a substantial part of the Trust’s property, commence any proceedings under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or any substantial part of the Trust’s property, or admit the Trust’s inability to pay its debts generally as they become due or authorize any of the foregoing to be done or take on behalf of the Trust or take any action in furtherance of any such action;

(v)	take any Material Action that would adversely affect its governance as a statutory trust;

(vi)	incur, create or assume any indebtedness other than the Obligations;

(vii)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other type of entity);

(viii)	make loans or hold evidence of indebtedness issued by any other Person or otherwise extend any credit to any other Person;

(ix)
to the fullest extent permitted by law, engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets; sell, pledge, assign or transfer the Trust Property to any other Person;

(x)	be a party to any merger or consolidation or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person;

(xi)	change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps the records, or change the jurisdiction of its formation;

(xii)	identify the Settlor or any Affiliate as a division or part of it, or identify itself as a division of any other Person;

(xiii)
have any obligation to, and will not, indemnify the Settlor unless such an obligation is (a) fully subordinated to the indebtedness evidenced and secured by the Loan Agreement; and (b) will not constitute a claim against the Trust in the event that cash flow in excess of the amount required to pay the indebtedness evidenced and secured by the Loan Agreement is insufficient to pay such obligations;

(xiv)	hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xv)	assume or acquire any obligations of its Settlor or an Affiliate;

(xvi)	have any of its obligations guaranteed by any Affiliate;

(xvii)	acquire any securities representing an equity interest in the Settlor or an Affiliate; or

          (f)          amend the special purpose or separateness provisions of this Agreement.

          Section 2.5      Principal Office. The Trust shall have and maintain a registered office in the State of Delaware at the Statutory Trustee’s office. The Trust may maintain other offices within or without the State of Delaware as the Trustee may from time to time determine. The original, or a copy, of this Agreement, and any amendment or supplement hereto, shall be kept at the registered office of the Trust in the State of Delaware, where it may be inspected by the Beneficial Owners upon reasonable notice.

          Section 2.6      Nature of Trust. The Trust is a statutory trust of the type referred to in Section 3801(a) of the Delaware Statutory Trust Act. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association for purposes of Delaware law or the laws of any other state of the United States. Neither the Trustees nor the Beneficial Owners shall be deemed to be, or be treated, in any way as partners or joint venturers or as agents of one another, or liable or responsible as such hereunder. The relationship of the Beneficial Owners to the Trustee shall be solely that of the beneficiary of the Trust and its rights shall be limited to those conferred upon it by this Agreement and the Delaware Statutory Trust Act.

          Section 2.7      Certificate of Trust. The Statutory Trustee has caused to be filed on behalf of the Trust a Certificate of Trust with the Secretary of State of the State of Delaware.

ARTICLE III
TRUSTEES

          Section 3.1      Acceptance of Trust and Duties. The Trustees accept the Trust hereby created and the duties created hereunder and agree to perform the same, but only upon the terms of this Agreement. The Trustees shall not be answerable or accountable to the Trust or the Beneficial Owners under the circumstances except for their own respective willful misconduct or gross negligence and except for liabilities that may result from the failure of the Trustee to perform its obligations under Article IV hereof.

          Section 3.2      Number and Qualifications of Managing Trustees. There shall be no fewer than one (1) and no more than three (3) Managing Trustees. The initial Managing Trustee shall be the Managing Trustee executing this Agreement. The Managing Trustee may from time to time fix the number of Trustees within the range established in this Agreement and may change the range in the authorized number of Managing Trustees so long as there is never less than one Managing Trustee. The Managing Trustees shall be individuals at least 21 years of age who are not under legal disability. The Managing Trustees in their capacity as Managing Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

          Section 3.3      Term of Office. Each Managing Trustee shall hold office for a term of one year and until the appointment and qualification of his successor. At each annual meeting of the Beneficial Owners, the Beneficial Owners shall appoint successors to the Managing Trustees. Managing Trustees may be reappointed without limit as to the number of times.

          Section 3.4      Compensation and Other Remuneration of Managing Trustees. The Managing Trustees shall not be compensated for their services as Managing Trustees. They shall, however, be reimbursed for their reasonable expenses incurred in connection with their services as Managing Trustees.

          Section 3.5      Resignation or Removal of Managing Trustees.

          (a)          Subject to Section 3.14, the Trustee or any successors thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Beneficial Owners, such resignation to be effective upon the acceptance of appointment by a successor Trustee. In addition, a majority of the Beneficial Owners may, at any time, remove a Trustee without cause by an instrument in writing delivered to that Trustee. In the case of the resignation or removal of the Trustee, a majority of the Beneficial Owners may appoint a successor having the qualifications set forth in paragraph (c) of this Section by an instrument signed by a majority of the Beneficial Owners. If a majority of the Beneficial Owners shall not have appointed a successor Trustee within 30 days after such resignation or removal, the Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been appointed by the holders of a majority of the Beneficial Owners as above provided. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by a majority of the Beneficial Owners within one year from the date of the appointment by such court. Each successor Trustee hereunder shall be deemed either a “Managing Trustee” or the “Statutory Trustee”, as appropriate, for all purposes hereof.

          (b)          Any successor Trustee, whether appointed by a court or by a majority of the Beneficial Owners, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, right, powers, duties and trusts of the predecessor Trustee in the Trust hereunder with like effect as if originally named as Trustee herein; but nevertheless upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor Trustee and such predecessor Trustee shall duty transfer, assign, deliver and pay over to such successor Trustee any property or money then held by such predecessor Trustee upon the trusts herein expressed.

          Section 3.6      Vacancies of Managing Trustees. If the Managing Trustee ceases to be Managing Trustee hereunder, whether by reason of resignation, removal, incapacity, death, bankruptcy, dissolution or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Managing Trustees or Managing Trustee may exercise the powers of the Managing Trustee hereunder. Vacancies (including vacancies created by increases in the number of Trustees) may be filled for the unexpired term by the remaining Managing Trustee or by a majority of the remaining Managing Trustees. If, at any time, no Managing Trustees remain in office, successor Trustees shall be appointed by the Beneficial Owners as provided by Section 6.4.

          Section 3.7      Successor and Additional Managing Trustees. The right, title and interest of the Managing Trustee in and to the Trust Property shall vest automatically in successor and additional Managing Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Managing Trustees hereunder. Such right, title and interest shall vest in the Managing Trustees whether or not the appropriate transfer documents have been executed and delivered pursuant to Section 3.5 or otherwise. Appropriate written evidence of the appointment and qualification of successor and additional Trustees shall be kept with the records of the Trust. Upon the resignation, removal or death of a Trustee, such Trustee (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any Trust Property, and the right, title and interest of such Trustee in and to the Trust Property shall vest automatically in the remaining Managing Trustees without any further act.

          Section 3.8      Actions by Managing Trustees and Consents. The Managing Trustee may act with or without a meeting. A quorum for all meetings of the Managing Trustees shall be a majority of the Managing Trustees. Unless specifically provided otherwise in this Agreement, any action of the Managing Trustees may be taken at a meeting by vote of a majority of the Managing Trustees present at such meeting if a quorum is present, or without a meeting by unanimous written consent of the Managing Trustees. Any agreement, deed, mortgage, lease or other instrument or writing executed by any one or more of the Managing Trustees or by any one or more authorized Persons shall be valid and binding upon the Managing Trustees and upon the Trust when authorized by action of the Managing Trustees or as provided in the Bylaws, if any are adopted. Managing Trustees and members of any committee of the Managing Trustees may conduct meetings by conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 3.9      Meetings of the Managing Trustees; Notice and Waiver of Notice. An annual meeting of the Managing Trustees shall be held immediately after the annual meeting of the Beneficial Owners. Regular meetings, if any, shall be held at such other times as shall be fixed by the Managing Trustees. No notice shall be required of an annual or regular meeting of the Managing Trustees. Special meetings of the Managing Trustees shall be called by the President upon the request of any two Managing Trustees and may be called by the President on his own motion, with such notice as the Managing Trustees or person calling such meeting shall determine. Such notice, which need not state the purpose of the meeting, shall be by oral, telegraphic, telephonic or written communications stating the time and place therefor. Notice of any special meeting need not be given to any Trustee entitled thereto who submits a written and signed waiver of notice, either before or after the meeting, or who attends the meeting without protesting the lack of notice prior to or at the commencement of the meeting. Regular or special meetings of the Trustees may he held, within or without the State of Delaware, at such places as shall be designated by the Managing Trustees. The Managing Trustees may adopt such rules and regulations for their conduct and the management of the affairs of the Trust as they may deem proper and as are not consistent with this Agreement.

          Section 3.10      Committees. The Managing Trustees may appoint from among their number an executive committee and such other standing or special committees as the Managing Trustees determine. Each committee shall have such powers, duties and obligations as the Managing Trustees may deem necessary and appropriate. Without limiting the generality of the foregoing, the executive committee shall have the power to conduct the business and affairs of the Trust during periods between meetings of the Managing Trustees. The executive committee and other committees shall report their activities periodically to the Managing Trustees.

          Section 3.11      Ownership of Trust Assets. Legal title to the Trust Property subject from time to time to this Agreement shall be transferred to, vested in and held by the Managing Trustee as Trustee of this Trust. The Managing Trustee shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of one or more of the Managing Trustees, or any other Person as nominee, on such terms, in such manner, and with such powers as the Managing Trustee may determine. Further, the Managing Trustee shall have the power to cause any property of the Trust to be held in the custody of any bank and that such bank may hold the property of the Trust in the name of any nominee, partnership or nontaxable corporation.

          Section 3.12      Statutory Trustee. The Statutory Trustee is hereby appointed as a Trustee of the Trust effective as of the date hereof, solely to serve as resident trustee as required by Section 3807(a) of the Delaware Statutory Trust Act and to perform the functions specifically required of a resident trustee thereunder. The Statutory Trustee shall have no other power or duties with respect to the Trust. The Statutory Trustee shall at all times be a corporation or other Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act.

          The Statutory Trustee shall receive as compensation for its services hereunder those fees agreed to between the Managing Trust and The Statutory Trustee and the Statutory Trustee shall be entitled to be reimbursed by Settlor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such Statutory Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

          If at any time the Statutory Trustee shall cease to be eligible in accordance with the provisions of this Section 3.12 and shall fail to resign after written request therefore by the Managing Trustee or if at any time the Statutory Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent or a receiver of the Statutory Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Statutory Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Managing Trustee may remove the Statutory Trustee. If the Managing Trustee removes the Statutory Trustee under the authority of the immediately preceding sentence, the Managing Trustee shall promptly appoint a successor Statutory Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Statutory Trustee so removed, together with payment of all fees owing to the outgoing Statutory Trustee, and one copy shall by delivered to the successor Statutory Trustee.

          Any successor Statutory Trustee appointed pursuant to this Section 3.12 shall execute, acknowledge and deliver to the Managing Trustee and to its predecessor Statutory Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Statutory Trustee shall become effective and such successor Statutory Trustee, without any further act, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Statutory Trustee. The predecessor Statutory Trustee shall upon payment of its fees and expenses deliver to the successor Statutory Trustee all documents and statements and money held by it under this Agreement. The Managing Trustee and the predecessor Statutory Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Statutory Trustee all such rights, powers, duties and obligations.

          Section 3.13      No Bond Required. Unless otherwise required by law or by action of the Managing Trustee, no Managing Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder.

          Section 3.14      Independent Trustee. As long as any Obligation is outstanding, the Settlor shall cause the Trust at all times to have at least one (1) Independent Trustee who will be appointed by the Settlor. The initial Independent Trustee is Jennifer A. Schwartz. To the fullest extent permitted by law, the Independent Trustees shall consider only the interests of the Trust, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 2.4. No resignation or removal of an Independent Trustee, and no appointment of a successor Independent Trustee, shall be effective until such successor shall have accepted his, her or its appointment as an Independent Trustee by a written instrument. In the event of a vacancy in the position of Independent Trustee, the Settlor shall, as soon as practicable, appoint a successor Independent Trustee. All right, power and authority of each Independent Trustee shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Trustee shall at any time serve as trustee in bankruptcy for any Affiliate of the Trust.

ARTICLE IV
MANAGING TRUSTEE’S POWERS

          Section 4.1      Power and Authority of Managing Trustees. Subject to the limitations set forth in this Agreement, the Managing Trustee shall have full, absolute and exclusive power, control and authority over the Trust Property and over the business and affairs of the Trust to the same extent as if the Managing Trustee was the sole owner thereof in his own right. The Managing Trustee shall also have full, absolute and exclusive power to do all such acts and things in his sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Managing Trustee of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of the grant of powers and authority to the Managing Trustee. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specific power or authority conferred upon the Managing Trustee.

          Section 4.2      General Powers and Authority. Subject to the limitations set forth in this Agreement, the Managing Trustee shall have and may (but are not required to) exercise, the following powers and authorities as they may deem proper:

          (a)          To receive title to hold, buy, sell, exchange, transfer and convey real and personal property for the use of the Trust;

          (b)          To take, receive, invest or disburse the receipts, earnings, rents, profits or returns of the Trust;

          (c)          To carry on and conduct any lawful business designated in this Agreement (including without limitation any business associated with the purpose of the Trust as set forth in or established by the Managing Trustee pursuant to Section 2.3), and generally to do any lawful act in relation to the Trust Property that any individual owning the same absolutely might do; and

          (d)          To cause the Trust to merge with another statutory trust, association, corporation, partnership or other Person, to divide or to engage in any fundamental or other transaction (including, without limitation, dissolution) contemplated by this agreement.

          Section 4.3 Specific Powers and Authority. Without limiting the generality of the powers and authority set forth in Section 4.2 (and subject to the qualifications set forth above including, without limitation, Section 2.4), the specific powers of the Managing Trustee shall include the following:

          (a)          For such consideration as the Managing Trustee deems proper, to purchase or otherwise acquire for cash or other property and hold for investment real or personal property of any kind, tangible or intangible, in entirety or in participation, all without regard to whether any such property is authorized by law for the investment of trust funds, and to possess and exercise all the rights, powers and privileges relating to the ownership of the Trust Property with respect thereto;

          (b)          To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of or grant interests in all or any portion of the Trust Property by deeds, financing statements, security agreements and other instruments, trust deeds, assignments, bills of sale, transfers, leases or mortgages for any of such purposes;

          (c)          To enter into leases, contracts, obligations and other agreements for a term which may extend beyond the term of office of the Managing Trustee,

          (d)          To borrow money and give negotiable or nonnegotiable instruments therefor: to grantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Property to secure any of the foregoing;

          (e)          To lend money, whether secured or unsecured, to any Person;

          (f)          To create reserve funds for any purpose;

          (g)          To incur and pay out of the Trust Property any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Managing Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, tax and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Managing Trustees in connection with the Trust or the Trust Property or upon or against the Trust Property or any part thereof;

          (h)          To deposit funds of the Trust in or with banks, trust companies, savings and loan associations, money market organizations and other depositories or issues of depository-type accounts, whether such deposits will draw interest or be insured, the same to be subject to withdrawal or redemption on such terms and in such manner and by such Person or Persons (including any one or more Managing Trustees, officers, agents or representatives of the Trust) as the Managing Trustee may determine;

          (i)          To possess and exercise all the rights, powers and privileges relating to the ownership of all or any mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Property, to the same extent that an individual might, which may include the exercise of discretionary powers; and, without limiting the generality of the foregoing, to vote or give consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, for meetings or action generally or for any particular meeting or action;

          (j)          To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Property or any part or parts thereof or to carry on any business in which the Trust shall, directly or indirectly, have an interest; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Property or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise; and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest;

          (k)          To enter into joint ventures, general or limited partnerships, limited liability companies and any other lawful combinations or associations;

          (l)           To elect or appoint officers of the Trust (which shall include a President, who will be the Managing Trustee, and which may, include one or more Vice Presidents and other officers as the Managing Trustee may determine, and none of whom needs to be a Managing Trustee), who may be removed or discharged at the discretion of the Managing Trustee, which officers shall have such powers and duties, and shall serve such terms, as may be prescribed by the Managing Trustee or in the Bylaws of the Trust, if adopted; to engage or to employ any persons as agents, representatives, employees, or independent contractors in one or more capacities, in connection with the management of the Trust’s affairs or otherwise, and to pay compensation from the Trust for services to such Persons in as many capacities as such Person may be so engaged or employed, notwithstanding that any such Person is a Managing Trustee or officer of the Trust or an affiliate thereof; and, except as prohibited by law, to delegate any of the powers and duties of the Managing Trustee to any one or more Managing Trustees, agents, representatives, officers, employees, independent contractors or other Persons;

          (m)         To collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Property or the Trust’s affairs; to enter into agreements relating thereto whether any suit is commenced or claim accrued or asserted; and to enter into agreements regarding arbitration, adjudication or settlement of any controversy in advance thereof;

          (n)          To sue or be sued in the name of the Trust;

          (o)          To foreclose any security interest securing any obligations owed to the Trust;

          (p)          To renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust;

          (q)         To purchase and pay for out of the Trust Property insurance contracts and policies insuring the Trust Property against any and all risks and insuring the Trust, the Managing Trustees, the Beneficial Owners, the officers of the Trust, such agents, representatives, employees or independent contractors for the Trust, or any or all of them, against any and all claims and liabilities of every nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Managing Trustee, the Beneficial Owners, the officers of the Trust, or such agents, representatives, employees or independent contractors for the Trust;

          (r)          To cause legal title to any of the Trust Property to be held by or in the name of the Managing Trustee or, except as prohibited by law, by or in the name of the Trust or one or more of the Managing Trustees or any other Person as the Managing Trustee may determine, on such terms, in such manner, and with such powers as the Managing Trustee may determine, and with or without disclosure that the Trust or Managing Trustee are interested therein:

          (s)          To adopt a calendar year and accounting method for the Trust and to engage a firm of independent public accountants to audit the financial records of the Trust;

          (t)          To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

          (u)          To make distributions out of the Trust Property to the Beneficial Owners, payable in cash, property or any combination of cash and property, as determined by the Managing Trustees in accordance with the terms of this Agreement;

          (v)          To file any and all documents and take any and all such other action as the Managing Trustee in his sole judgment may deem necessary in order that the Trust may lawfully conduct its business in any jurisdiction;

          (w)          To sign and deliver on behalf of the Trust any required tax return or tiling with any governmental body;

          (x)          To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization; to delegate discretionary powers to any reorganization, protective or similar committee in connection therewith; and to pay assessments and other expenses in connection therewith;

          (y)          To cause to be organized or assist in organization any Person, which may or may not be a subsidiary or affiliate of the Trust, under the laws of any jurisdiction to acquire the Trust Property or any part or parts thereof or to carry on any business in which the Trust shall, directly or indirectly, have any interest; subject to the provisions of this Agreement, to cause the Trust to merge with such Person or any existing Person or to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Property or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise; and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest;

          (z)          To decide whether, at any time or from time to time, to cause the Trust to maintain its status or to cease to maintain its status as a statutory trust, and to take all action deemed by the Trustee appropriate in connection with maintaining or ceasing to maintain such status;

          (aa)        To make any indemnification payment authorized by this Agreement;

          (bb)       To do all other such acts and things as are incident to the foregoing; to exercise all powers which are necessary or useful to carry on the business of the Trust; to promote any of the purposes for which the Trust is formed; and to carry out the provisions of this Agreement.

          Section 4.4      Bylaws. The Managing Trustee may, but is not required to, make, adopt, amend or repeal Bylaws containing provisions relating to the business of the Trust, the conduct of the affairs, its rights or powers of the Beneficial Owners, of the Managing Trustee, or of the officers of the Trust not inconsistent with law or with this Agreement. Such Bylaws may provide for the appointment by the President of assistant officers or of agents of the Trust in addition to those provided for in the foregoing Section 4.3(1), subject however to the right of the Managing Trustee to remove or discharge such officers or agents.

          Section 4.5      No Action Except Under this Agreement. The Managing Trustee agrees that he will not manage, control, sue, sell, dispose of or otherwise deal with any part of the Trust Property except in accordance with the powers granted to or other authority conferred upon the Trustee pursuant to this Agreement.

          Section 4.6      Managing Trustees Action Only in Fiduciary Capacity. Each and every power, authority and discretion given to or vested in the Managing Trustee by or pursuant to the provisions of this Agreement or by law shall be exercised by the Managing Trustee only in a fiduciary capacity.

          Section 4.7      No Duties Except as Specified Herein or in Instructions. The Managing Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property, or otherwise to take or refrain from taking any action under or in connection with the Trust Property except as expressly provided by the terms of this Agreement or by instruction of the Initial Beneficiary, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Managing Trustee agrees that he will, in his individual capacity and at his own cost and expense (but without any right of indemnity in respect of any such cost or expense under this Agreement) promptly take such action as may be necessary to duly discharge any and all liens, charges, security interest or other encumbrances on any part of the Trust Property which result from claims against the Managing Trustee not related to the ownership of the Trust Property or the administration of the Trust Property or any other transaction contemplated by this Agreement.

ARTICLE V
OFFICERS, EMPLOYEES AND OTHER AGENTS

          Section 5.1      Employment of Officers, Employees and Other Agents. The Managing Trustee is responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers, managers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Agreement. However, the Managing Trustee is not, and shall not be, required personally to conduct the business of the Trust. Consistent with the powers described in Section 4.3(1), the Managing Trustee shall have the power to appoint, employ or contract with any Person (including one or more of themselves, or any corporation, partnership or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Managing Trustee may deem necessary or proper for the transaction of the business of the Trust. For such purposes, the Managing Trustee may grant or delegate such authority to any such Person as the Managing Trustee may in his, sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees.

          Section 5.2      Compensation and Powers. The Managing Trustee shall have the power to determine the terms and compensation of any Person whom they may employ or with whom they may contract. The Managing Trustee may exercise broad discretion in allowing officers, employees or other agents to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Managing Trustee, and to make executive decisions which conform to general policies and principles previously established by the Managing Trustee and not inconsistent with this Agreement.

ARTICLE VI
BENEFICIAL OWNERS AND BENEFICIAL INTERESTS IN THE TRUST

          Section 6.1      Beneficial Interests. Simultaneously with the execution of the Trust Agreement, the Initial Beneficiary made a contribution to the capital of the Trust in the amount of $100.

          Section 6.2      Eligibility for Participation. The Managing Trustee may establish eligibility requirements for admission of a Beneficial Owner.

          Section 6.3      Maintenance of the Record Books. No certificates representing Beneficial Interests will be issued, but the Trustee shall maintain or cause to be maintained a record book which shall record the identity and interest of each Beneficial Owner at any time. The record books of the Trust as maintained by or on behalf of the Managing Trustee shall be conclusive as to who are the Beneficial Owners outstanding at any time.

          Section 6.4      Voting Rights. A majority of holders of Beneficial Interests shall have the power to amend or terminate this Agreement or to appoint, select, vote for or remove the Trustees or their agents and to otherwise participate in the business decisions of the Trust, by a vote of the majority of the Beneficial Interests. Under no circumstance shall the holders of Beneficial Interests be deemed Trustees by participating in voting.

          Section 6.5      Rights of the Beneficial Owners. The ownership of the Trust Property and the right to conduct the business described in this Agreement are vested exclusively in the Managing Trustee, and the Beneficial Owners shall have no interest herein other than the beneficial interest conferred by this Agreement. Beneficial Owners shall have no rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a stockholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.

          Section 6.6      Status of Beneficial Owner. Every Beneficial Owner by virtue of having become a Beneficial Owner shall be held to have expressly assented and agreed to the terms of this Agreement (as it may be amended from time to time) and to have become a party hereto. A Beneficial Owner shall not be entitled to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting.

          Section 6.7      Distributions. The Managing Trustee shall have the right to declare, and simultaneously or at any other time in the Trustee’s reasonable discretion, to pay distributions on Beneficial Interests from the Trust Property from time to time. Distributions shall be made to the Beneficial Owners in accordance with their Ownership Percentage at the date and time of record established for the payment of such distributions, including distributions on liquidation or dissolution of the Trust.

          Section 6.8      Transferability of Beneficial Interests. The beneficial interest in the Trust of a Beneficial Owner may be transferred only upon prior written consent of the Managing Trustee. Any other purported transfer or assignment shall be void and of no effect. Any legal, equitable or other claim or interest in the Trust on the part of any such purported transferee of a Beneficial Interest, whether or not any of them shall have express or other notice of such claim or interest, shall not be entitled to recognition. Beneficial Interests have not been, and are not expected to be, registered under federal, state, or other securities laws.

          Section 6.9      Notice of Proposed Transfer. If a Beneficial Owner intends to transfer its interests hereunder pursuant to Section 6.8 hereof, it shall give 30 business days prior written notice to the Trustees unless such period is waived by the Trustees, specifying the name and address of the intended Transferee, and enclosing the agreement or agreements referred to in Section 6.9.

          Section 6.10      Right of Inspection. Holders of Beneficial Interests are entitled to the same right of inspection as holders of non-beneficial interests and in addition may review and receive an annual report from the Trustees and review audited financial statements.

ARTICLE VII
LIABILITY OF TRUSTEES, THE BENEFICIAL OWNERS
AND OFFICERS, AND OTHER MATTERS

          Section 7.1      Limitation of Liability of Trustees and Officers. No Trustee or officer of the Trust shall be liable to the Trust or to any Trustee or the Beneficial Owner for any act or omission whether his or its own or that of any other Trustee or officer of the Trust or of the Beneficial Owner or any agent of the Trust, nor shall any such Trustee be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of this Trust, except only that arising from his or its own bad faith, willful misfeasance, gross negligence or reckless disregard of his or its duties.

          Section 7.2      Limitation of Liability of the Beneficial Owners, Trustees and Officers. The Trustee and officers incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1, no Trustee or officer of the Trust or Beneficial Owner shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against, or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust. The Trust shall be solely liable therefor and resort shall be had solely to the Trust Property for the payment or performance thereof. The Beneficial Owners shall be entitled to indemnification from the Trust Property if, contrary to the provisions hereof, the Beneficial Owners shall be held to any such personal liability.

          Section 7.3      Express Exculpatory Clauses in Instruments. To the extent practicable, the Managing Trustee shall make reasonable efforts to cause any written instrument creating an obligation of the Trust to include a reference to this Agreement, and to provide that neither the Beneficial Owner nor the Trustee or the officers of the Trust shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Property for the payment of any claim thereunder or for the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficial Owner or any Trustee or officer of the Trust liable nor shall the Trustee or any officer of the Trust be liable to anyone for such omission.

          Section 7.4      Indemnification and Reimbursement-of Trustees and Officers.

          (a)          Right to Indemnification. Each Trustee and officer of the Trust shall be entitled as of right to be indemnified by such Trust against any expenses and liabilities paid or incurred by such Person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Trust or otherwise, in which he may be involved in, any manner as a party, witness or otherwise, or is threatened to be made so involved, by reason of such Person being or having been a Trustee or officer of the Trust or by reason of the fact that such Person is or was serving at the request of the Trustee as a director, officer, employee, fiduciary or other representative of another Person (such claim, action, suit or proceeding hereinafter being referred to as an “Action”); provided, however, that no such right of indemnification shall exist with respect to an Action initiated by an Indemnitee (as hereinafter defined) against the Trust (an “Indemnitee Action’), except as provided in the last sentence of this subsection (a). Persons who are not Trustees or officers of the Trust may be similarly indemnified in respect of service to the Trust or to any Person on behalf of the Trust at the request of the Trustee to the extent the Trustee at any time denominate any of such Persons as entitled to the benefits of this Section 7.4.

          As used in this Section 7.4, the following terms shall have the following meanings:

          (i)          “Indemnitee” shall include each Trustee and officer of the Trust and each other Person denominated by the Trustee as entitled to the benefits of this Section 7.4;

          (ii)          “expenses” shall mean all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an Indemnitee; and

          (iii)          “liabilities” shall mean amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

          An Indemnitee shall be entitled to be indemnified pursuant to this subsection (a) for expenses incurred in connection with any Indemnitee Action only (1) if the Indemnitee Action is instituted under subsection (c) of this Section 7.4 and the Indemnitee is successful in whole or in part in such Indemnitee Action; (ii) if the Indemnitee is successful in whole or in part in another Indemnitee action for which expenses are claimed; or (iii) if the Indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

          (b)          Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his expenses in defending any Action, or in initiating and pursuing any indemnitee Action for indemnity or advancement of expenses under section (c), paid in advance by the Trust prior to final disposition of such Action or Indemnitee Action, provided that the Trust received a written understanding by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

          (c)          Right of Indemnitee to Initiate Action. If a written claim under subsection (a) or (b) is not paid in full by the Trust within thirty (30) days after such claim has been received by the Trust, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an indemnitee Action to recover on a claim for indemnification under subsection (a) shall be that the indemnitee’s conduct was such that under Delaware law the Trust is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of providing such defense shall be on the Trust. Neither the failure of the Trust (including its Trustees, independent legal counsel, or the Beneficial Owners) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Trust (including its Trustees, independent legal counsel, or the Beneficial Owners) that the indemnitee’s conduct was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee’s conduct was such the indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under subsection (b) shall be the Indemnitee’s failure to provide the undertaking required by subsection (b).

          (d)          Insurance and Funding. The Trust may purchase and maintain insurance to protect itself and any Person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such Person in connection with any Action whether or not the Trust would have the power to indemnify such Person against such liability or expense by law or under the provisions of this Section 7.4. The Trust may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          (e)          Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Section 7.4 shall (i) not be deemed exclusive of any other rights, whether now existing or, hereafter created, to which any indemnitee may be entitled under any agreement or Bylaws (if adopted), vote of the Beneficial Owner or Trustees or otherwise, (ii) be deemed to create contractual rights in favor of each Indemnitee who serves the Trust at any time while this Section 7.4 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section 7.4), and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he was entitled or was denominated as entitled to indemnification under this Section 7.4 and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section 7.4 or the adoption of any Bylaw or provision of this Agreement which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Section 7.4 shall operate prospectively only and shall not affect any action taken or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, Bylaw or provision.

          (f)          Partial Indemnity. If an indemnitee is entitled under any provision of this Section 7.4 to indemnification by the Trust for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Trust shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

          Section 7.5      Persons Dealing With Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any Persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents or representatives of the Trust, for money or other consideration, shall be binding upon the Trust.

          Section 7.6      Reliance. In the administration of the Trust, the Managing Trustee may execute any of the powers hereof and perform their powers and duties hereunder directly or through agents, independent contractors, consultant or attorneys, and such Trustee has specific authority to engage such agents, and may consult with such counsel, accountants, consultants, agents, independent contractors, or other skilled persons to be selected and employed by them, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the advice or opinion of any such counsel, accountants or other skilled person and not contrary to this Agreement. The Trustee may rely, and shall be personally protected in acting, upon any instrument or other documents believed by them to be genuine.

          Section 7.7      Action upon Ambiguity or Conflict. In the event that any Trustee is unsure as to the application of any provision of this Agreement or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any agreement contemplated hereby permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may request and rely upon instructions of the Beneficial Owners; provided, however, that in the event that no response is made to the Trustee by the Beneficial Owners within 10 days after such request, the Trustee shall not be liable for any failure to act.

ARTICLE VIII
DURATION, MERGER, DISSOLUTION AND
AMENDMENT OF THIS AGREEMENT

          Section 8.1      Duration of Trust. The period of duration of the Trust shall be perpetual; provided that the period of duration may be changed pursuant to an appropriate amendment to this Agreement.

          Section 8.2      Merger or Consolidation. Subject to Section 2.4, the Managing Trustee may, with the prior approval of at least 66% of the Beneficial Owners, (a) merge or consolidate the Trust with and/or into, or sell, convey and transfer the Trust Property to any Person in exchange for shares or Securities thereof, or beneficial interests therein, or other consideration, and (if the Trust is not the surviving entity of such merger, consolidation or other transaction) the assumption by such transferee of the liabilities of the Trust and (b) subject to Section 8.3, if the Trust is not the surviving entity of such merger, consolidation or other transaction, thereupon terminate the Trust and distribute such shares, securities, beneficial interests or other consideration to the Beneficial Owners pursuant to a plan or other determination duly adopted by the Managing Trustee.

          Section 8.3      Amendment of this Agreement. Subject to Section 2.4, this Agreement may be amended by the Managing Trustee, but only with the prior approval of 66% of the Beneficial Owners; provided, further, that no amendment shall adversely affect the liability of the Beneficial Owners without their approval.

          Section 8.4      Liquidation/Dissolution. Subject to Section 2.4, the Managing Trustee may, with the prior approval of at least 66% of the Beneficial Owners, liquidate or dissolve the Trust. Upon such liquidation/dissolution, payment shall be made in accordance with Section 6.7 hereof.

ARTICLE IX
MISCELLANEOUS

          Section 9.1      Applicable Law. The Trust set forth in this Agreement is created under and shall be governed by and construed and administered according to the laws of the State of Delaware.

          Section 9.2      Situs of the Trust. The Trust will maintain a registered office and agent in the State of Delaware. The initial registered office and agent of the Trust in the State of Delaware shall be the Statutory Trustees at 1209 Orange Street, Wilmington, DE 19801-1120. The Trust may have such principal and other business offices or places of business within or without the State of Delaware as the Managing Trustee may from time to time determine. The Managing Trustee shall select and may from time to time change the situs of the Trust within the United States.

          Section 9.3      Certificates. Any person dealing with the Trust may rely on a certificate by a Managing Trustee or an officer of the Trust as to the terms of this Agreement and any amendments to the Agreement, as to the identity of the Trustee and officers, and as to any matters in connection with the Trust hereunder. Any person dealing with the Trust may, with the same effect as if it were the original, rely on a copy of this Agreement or of any of the amendments hereto certified by a Managing Trustee or an officer of the Trust to be such a copy of the Agreement or of any such amendments.

          Section 9.4      Headings. The headings of the various Articles and Sections herein are for convenience of reference only and do not form a part of nor shall be deemed to govern or affect the construction or interpretation of this Agreement.

          Section 9.5      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          Section 9.6      Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 9.7      Binding Effect, Successors in Interest. Each Person who becomes the holder of all or a part of the Beneficial Interest in the Trust shall agree to be, and shall be, bound by the provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Trustee and the Beneficial Owners and the respective successors, assigns, heirs, distributees and legal representatives of each of them.

          Section 9.8      Irrevocability by Settlor. This Agreement and the Trust created hereunder shall be irrevocable by the Settlor, subject to the provisions of Article VIII hereof.

[Remainder of the page left intentionally blank.]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SETTLOR:

CSE SLB LLC

By:	/s/ James J. Piecynski
Name: James J. Piecynski
Title: President

MANAGING TRUSTEE:

/s/ James J. Pieczynski
James J. Pieczynski

Address:	30699 Russell Ranch Road Suite 200 Westlake Village, CA 91362

STATUTORY TRUSTEE:

The Corporation Trust Company

By:	/s/ Jennifer A. Schwartz
Name: Jennifer A. Schwartz
Title: Assistant Vice President

INDEPENDENT TRUSTEES:

/s/ Jennifer A. Schwartz
Jennifer A. Schwartz

25

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SETTLOR:

CSE SLB LLC

By:	/s/ James J. Piecynski
Name: James J. Piecynski
Title: President

MANAGING TRUSTEE:

/s/ James J. Pieczynski
James J. Pieczynski

Address:	30699 Russell Ranch Road Suite 200 Westlake Village, CA 91362

STATUTORY TRUSTEE:

The Corporation Trust Company

By:	/s/ Jennifer A. Schwartz
Name: Jennifer A. Schwartz
Title: Assistant Vice President

INDEPENDENT TRUSTEES:

/s/ Jennifer A. Schwartz
Jennifer A. Schwartz

AMENDMENT
TO
TRUST AGREEMENT
OF
CSE CENTENNIAL VILLAGE

                    This AMENDMENT TO TRUST AGREEMENT OF CSE CENTENNIAL VILLAGE (this “Amendment”) is made and entered into on December 22, 2009, by CSE SLB LLC, a Delaware limited liability company (the “Settlor”), James J. Piecynski (the “Managing Trustee”), Jennifer Schwartz (the “Independent Trustee,” and together with the Managing Trustee, the “Trustees”) and CSE Pennsylvania Holdings (the “Beneficial Owner”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Trust Agreement (as defined below).

WITNESSETH:

                   WHEREAS, the Managing Trustee, in his capacity as Managing Trustee of the CSE Centennial Village (the “Trust”), is a party to the Amended and Restated Trust Agreement of CSE Centennial Village (the “Trust Agreement”);

                    WHEREAS, the Settlor has entered into that certain Securities Purchase Agreement, dated as of November 17, 2009, by and among CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, the Settlor, CSE SNF Holding LLC and Omega Healthcare Investors, Inc. (the “Purchase Agreement”);

                    WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Settlor, the Trustees and the Beneficial Owner desire to amend the Trust Agreement pursuant to Sections 8.3 and 2.4 of the Trust Agreement upon the terms and conditions contained in this Amendment.

                    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Settlor, the Trustees and the Beneficial Owner hereby agree as follows:

                     A.           Amendment to Trust Agreement. The Trust Agreement is hereby amended as follows:

                   (1)          By deleting Section l.l(j) in its entirety and in its entirety and replacing it with the phrase “[Intentionally Omitted.].”

                    (2)          By adding a new Section 1.1(t) (and renumbering all subsequent subsections in Section 1.1), which shall read:

OHI – CSE Project End Game
Amendment to Trust Agreement – CSE Centennial Village

‘“Permitted Indebtedness’ means (i) indebtedness of the Company arising solely from unsecured guarantees of the Member or its Affiliates pursuant to any public or private debt offering or any senior revolving credit facility, and (ii) liabilities in the ordinary course of business relating to owning, financing, selling or leasing its facilities.”

                     (3)          By deleting from Section 1.1(aa) all references to the “Independent Trustee.”

                     (4)          By adding to Section 2.3 the phrase “, own, finance, and/or lease its facilities as skilled nursing facilities, sell its facilities, incur any Permitted Indebtedness, perform its obligations with respect to the Permitted Indebtedness, exercise its rights and remedies under the documentation evidencing the Permitted Indebtedness,” immediately following the phrase “The sole purpose of the Trust is to enter into the transactions contemplated in the Basic Documents.”

                     (5)          By deleting Section 2.4 in its entirety and replacing it with the following:

“Section 2.4 Limitations on the Trust’s Activities.

(a) This Section 2.4 is being adopted in order to comply with certain provisions required in order to qualify the Trust as a “special purpose entity.”

          (b)          The Settlor shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the provisions of Articles I, II, IV, VII, VIII or Sections 3.5, 6.7, 8.3, 9.2 or 9.7 of this Agreement without the unanimous written consent of the Trustees other than the Statutory Trustee. Subject to this Section 2.4, the Settlor reserves the right to amend, alter, change or repeal any provisions in this Agreement in accordance with Section 8.3.

          (c)          Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, the Settlor, the Trustees or any other Person, neither Settlor nor the Trustees nor any Persons shall be authorized or empowered, nor shall they permit the Trust, without the prior unanimous written consent of the Settlor and the Trustee, to take any Material Action.

          (d)          The Trustees and the Settlor shall cause the Trust to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. So long as any Obligation is outstanding, and except as contemplated by the Basic Documents, the Trustees also shall cause the Trust to not commingle its assets with the assets of any other Person.

          (e)          So long as any Obligation is outstanding, and except as contemplated by the Basic Documents, the Trustees and the Settlor shall not and neither the Trustees nor the Settlor shall cause or permit the Trust to:

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(i) pledge its assets for the benefit of any other Person without the prior written consent of the Lender;

(ii) assume or guarantee any obligation of any Person, including any Affiliate, other than Permitted Indebtedness;

(iii) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 2.3, the Basic Documents or this Section 2.4;

(iv) incur, create, or assume any indebtedness other than the Obligations and the Permitted Indebtedness; or

(v) amend the special purpose or separateness provisions of this Agreement.”

                    (6)          By deleting Section 3.14 in its entirety and replacing it with the phrase “[Intentionally Omitted.].”

                    B.          Effectiveness. This Amendment shall be effective as of the effective time of the Core Portfolio Closing (as defined in the Purchase Agreement) (the “Effective Time”).

                    C.          Miscellaneous. The terms and conditions of the Trust Agreement, as amended hereby, are ratified and confirmed and are in full force and effect. The terms of this Amendment shall be binding upon and inure to the benefit of the Settlor, the Trustees and the Beneficial Owner and, to the extent permitted by the Trust Agreement, their heirs, legal representatives, successors and assigns. This Amendment, and the application or interpretation hereof, shall be governed exclusively by its terms and the Delaware Statutory Trust Act as amended from time to time (or any corresponding provisions of succeeding law).

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                    IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the date first above written.

CSE PENNSYLVANIA HOLDINGS

By:	/s/ James J. Pieczynski
Name: James J. Pieczynski
Title: Managing Trustee

MANAGING TRUSTEE

/s/ James J. Pieczynski
James J. Pieczynski

INDEPENDENT TRUSTEE

/s/ Jennifer Schwartz
Jennifer Schwartz

CSE SLB LLC

By:	/s/ James J. Pieczynski
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT TO CSE CENTENNIAL VILLAGE A&R TRUST AGREEMENT]

                    IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the date first above written.

CSE PENNSYLVANIA HOLDINGS

By:	/s/ James J. Pieczynski
Name: James J. Pieczynski
Title: Managing Trustee

MANAGING TRUSTEE
/s/ James J. Pieczynski
James J. Pieczynski

INDEPENDENT TRUSTEE

/s/ Jennifer Schwartz
Jennifer Schwartz

CSE SLB LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT TO CSE CENTENNIAL VILLAGE A&R TRUST AGREEMENT]